EXHIBIT 99.1
FOR IMMEDIATE RELEASE
BIRMINGHAM BLOOMFIELD BANCSHARES, INC.
COMPLETES FIRST PHASE OF INITIAL PUBLIC OFFERING
     Birmingham, Michigan — The Board of Directors of Birmingham Bloomfield Bancshares, Inc., the parent bank holding company of Bank of Birmingham, has announced that it has completed the first phase of its initial public offering of common stock and has raised more than $13.9 million. The proceeds of the offering are being used to capitalize its newly-organized banking subsidiary, which commenced banking operations on July 26, 2006. The second phase of the offering is expected to close no later than September 30, 2006.
     “We were very pleased with the overwhelmingly positive response to our offering from our local community,” stated Robert Farr, President and Chief Executive Officer of Birmingham Bloomfield Bancshares and Bank of Birmingham. “We are commencing operations with 625 shareholders, most of whom are from the local area. Our emphasis on local ownership furthers our business strategy of developing business ‘partners’ who invest in and bank with us. We expect to deliver stock certificates to all of our shareholders within the next few weeks.”
     Shares of Birmingham Bloomfield Bancshares are expected to trade initially on the OTC Bulletin Board. The company is awaiting its trading symbol.
     Bank of Birmingham will operate from two banking offices. Its main office will be located at 33583 Woodward Avenue in Birmingham, on the southwest corner of Woodward Avenue and Chapin Street. The main office will open in mid August. The bank is presently operating a full service branch office at 4145 West Maple in Bloomfield Township, located just west of Telegraph Road.
     “We are proud of our initial two locations and are confident that our experienced staff will reinforce our ‘customer first’ attitude here at Bank of Birmingham,” observed Richard Miller, Chief Financial Officer of Birmingham Bloomfield Bancshares and Bank of Birmingham. “We plan to make use of technology to support our staff in providing the most efficient and effective banking services to our customers. We invite all area residents who are looking for better service in their banking relationships to visit us and meet our team.”
     Bank of Birmingham’s management team has extensive experience in the banking industry and, specifically, in the bank’s local market area.
     Chairman of the Board William Aikens remarked, “We are pleased to have such a strong management team led by Robert Farr, Richard Miller, Lance Krajacic, Jr. and Jeffrey Bonk. Everyone on our senior management team has experience in serving the banking needs of our market, and we believe their knowledge and focus on personal service will have a positive influence on our entire staff.”
     The Bank will focus initially on loans to small and medium-sized businesses and professionals, as well as consumer loans, with an emphasis on real estate lending.
     “We believe the big banks have neglected many of the small businesses and professionals in our banking market for whom personal service and local decision-making is paramount,” stated Lance Krajacic, Jr., the bank’s Chief Lending Officer. “We are focused on providing the level of service and support these customers expect from a banking relationship and believe our local ownership and management, as well as our understanding of local concerns, will enable us to be more responsive to our customers.”

     Birmingham Bloomfield Bancshares, Inc. is a bank holding company headquartered in Birmingham, Michigan. It operates through its wholly-owned subsidiary Bank of Birmingham, a newly-organized Michigan state bank.
     This press release is not an offer to sell any shares of common stock. This press release contains forward-looking statements that involve assumptions and potential risks and uncertainties, which are made in a manner consistent with the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance and achievements of Birmingham Bloomfield Bancshares to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These factors include: general economic, capital market and business conditions; risks arising from litigation or similar proceedings; interest rate fluctuations; levels of delinquent loans; employee turnover; government regulation; and those other factors discussed in the filings of Birmingham Bloomfield Bancshares with the Securities and Exchange Commission, which are incorporated in this press release by reference. Birmingham Bloomfield Bancshares undertakes no obligation, and expressly disclaims any obligation, to update publicly or revise any forward looking statement, whether as a result of new information, future events or otherwise.